Exhibit 16(5)

[Voya Stationery]

J. Neil McMurdie
Senior Counsel
(860) 580-2824
Fax: (860) 580-4897
Neil.McMurdie@voya.com

September 30, 2014

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Attention: Filing Desk

Re: Voya Retirement Insurance and Annuity Company
Post-Effective Amendment No. 3 to Registration Statement on Form S-3
Prospectus Title: Voya Select Rate
File No.: 333-166370

Dear Ladies and Gentlemen:

In my capacity as Counsel to Voya Retirement Insurance and Annuity Company, a Connecticut domiciled corporation
(“Company”), I have supervised the preparation of the registration statement for the Voya Retirement Insurance and
Annuity Company, Voya Select Rate Annuity available under certain variable annuity contracts (“Contracts”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

I am of the following opinion:

(1)	The Company was organized in accordance with the laws of the State of Connecticut and is a duly authorized stock life insurance company under the laws of Connecticut and the laws of those states in which the Company is admitted to do business;
(2)	The Company is authorized to issue Contracts in those states in which it is admitted and upon compliance with applicable local law;
(3)	The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the
Company in accordance with their terms; and
(4)	The interests in the Contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the
Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ J. Neil McMurdie

J. Neil McMurdie

Windsor Site	Voya Services Company
One Orange Way, C2N
Windsor, CT 06095-4774